FLORIDA'S DEP DENIES
                              COASTAL PETE PERMITS


         APALACHICOLA, FL, March 26, 1998 - Coastal Petroleum Company said Florida's Department of Environmental Protection has denied 12 drilling permit applications submitted by Coastal last year.
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         The Company,  which has an  800,000-acre  offshore  leasehold along the
Gulf Coast, said the agency's action is unrelated to Coastal's 1992 application for a permit off St. George's Island, now awaiting a ruling by an administrative law judge expected early next month.

         A Coastal spokesman said the agency rejected the 1997 applications because they allegedly were incomplete, and noted that an administrative appeal will be filed promptly.

         Coastal Petroleum Company is a majority-held subsidiary of Coastal Caribbean Oils & Minerals, Ltd. (Boston: CCO-B; CCO-BN).




                   Contact: Phillip W. Ware, at (904) 653-2732